Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Third Quarter Results

NEW YORK, NY, November 3, 2016 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended September 30, 2016. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, inclusive of Residential Investments, Commercial Investments and ABS.

THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$1.54 of Net Income/(Loss) per diluted common share(6)

•	$0.50 of Core Earnings per diluted common share(6)

•	Includes $0.01 attributable to Arc Home and a de minimis retrospective adjustment during the quarter

•	8.9% economic return on equity for the quarter, 35.5% annualized(8)

•	$18.49 net book value per share(1) as of September 30, 2016

•	Includes impact of common dividend of $0.475 declared for the quarter and paid on October 31, 2016

•	Book value increased $1.07 or 6.1% from last quarter, inclusive of:

•	$0.07 or 0.4% due to our investments in Agency RMBS and associated derivative hedges

•	Hedge book was positioned to benefit from higher short term interest rates

•	Tightening of spread between Agency RMBS and swap hedges was accretive to book value

•	$0.97 or 5.6% due to our investments in Credit

•	Strong demand brought credit spreads to the tightest levels in over a year, and nearly all parts of the capital structure participated in the rally, increasing book value

•	Significant transactions that contributed to the book value increase during the quarter:

•	Re-REMIC securitization contributed $0.19 per share to book value

•	Residential loan sales, including those held as securitized whole loans, contributed $0.13 per share to book value

	Q2 2016	Q3 2016
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$17.7mm	$42.8mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (6)	$0.63	$1.54

Non-GAAP-Results:
Core Earnings	$11.9mm	$14.0mm
Core Earnings, per diluted common share (6)	$0.43	$0.50

* For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.7 billion investment portfolio as of September 30, 2016 as compared to the $2.8 billion investment portfolio as of June 30, 2016(2)(4)

•	43.6% Agency RMBS investment portfolio

•	56.4% Credit investment portfolio, comprised of Residential Investments, Commercial Investments and ABS

•	59% of our Credit portfolio is fixed rate coupon and 41% is floating rate (15)

•	11.7% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the third quarter, excluding net TBA position (5)

•	12.5% CPR on the Agency RMBS investment portfolio in October

•	3.2x “at risk” leverage position and 2.97% net interest margin as of September 30, 2016 (2)(3)(7)

THIRD QUARTER ACTIVITY

•	Agency RMBS and Derivatives:

•	Converted $100.0 mm of TBA to Agency RMBS 30 year new production pools at a minimal payup (17) to TBA

•	Reduced payup risk in portfolio on the margin

•	Sold face value of $73.7 mm higher coupon call protected Agency RMBS 30 year to monetize elevated payup levels

•	Purchased face value of $57.7 mm lower coupon Agency RMBS 30 year new production pools at a minimal payup to TBA

•	Swap position declined as we unwound the majority of our long swap spread position as spreads widened further

•	Credit:

•	Residential investments:

•	Purchased face value of $59.6 mm of Prime and Alt-A securities; monetized $66.3 mm of Prime securities

•	Purchased face value of $40.9 mm of CRT securities and $51.0 mm of RPL/NPL securities

•	Completed a Re-REMIC securitization alongside other Angelo, Gordon funds, in which we sold the senior tranches of the securitization to a third party while retaining the junior tranches

•	Reduced short term recourse financing and simultaneously increased available capital

•	Sold residential loans, including those held as securitized whole loans

•	Commercial investments:

•	Purchased face value of $36.5 mm CMBS, $63.6 mm CMBS IO ($6.9mm fair value) and $5.0 mm Freddie Mac K-series CMBS

•	Received proceeds of $10.0 mm from the repayment of a commercial real estate loan

•	ABS investments:

•	Sold face value of $5.6 mm of ABS securities

•	Repurchased 181,842 shares or $2.9 mm of common stock during the quarter for an average purchase price of $15.74;

•	Net accretion to book value of $0.01

•	To date, repurchased 741,410 shares of common stock at a cost of $10.4 mm; $14.6 mm remains authorized under our Stock Repurchase Program

•	Arc Home (16) Update:

•	MITT has completely funded its initial capital commitment of $13.4 mm to Arc Home

•	Arc Home is originating mortgages in 44 states through retail and correspondent channels

•	Arc Home will continue to pursue licenses in the remaining states

•	Loan originations across all channels totaled approximately $250 mm for the quarter. Generally, new loans are packaged and sold to the GSEs or Ginnie Mae within 30 days of origination

•	Arc Home purchased MSRs on $2.4 bn of notional principal balance and retained servicing on $213 mm of notional principal balance on originated loans

•	In the fourth quarter of 2016, Arc Home anticipates launching a retention strategy with respect to its MSR portfolios

MANAGEMENT REMARKS

“During the quarter, spreads for mortgage credit assets reached their tightest levels in at least a year, as mortgage credit spreads benefited from both a rally in the broader credit markets and continued strong demand,” commented Jonathan Lieberman, President and Chief Investment Officer. “We are pleased with MITT’s performance during the third quarter as the investment team continues to execute on key objectives for MITT, including producing core earnings above our dividend, generating a positive annualized economic return on equity, and further diversifying our portfolio of credit investments.”

“Our mortgage origination affiliate Arc Home is originating mortgages in 44 states through retail and correspondent channels. We are very pleased with the mortgage loan originations activity that has occurred thus far,” said Chief Executive Officer David Roberts. “The investment team is working diligently to build out its MSR investment platform, and during the quarter Arc Home purchased MSRs on $2.4 billion of notional principal balance. Beginning in 2017, we anticipate that MITT will invest in mortgage related products originated and sourced by Arc Home.”

KEY STATISTICS

($ in thousands)
September 30, 2016
Investment portfolio (2) (4)	$2,748,922
Repurchase agreements (2)*	2,136,547
Total Financing (14)	2,162,464
Stockholders’ equity	673,373

“At Risk” Leverage (7)	3.2x
Yield on investment portfolio (9)	4.73%
Cost of funds (10)	1.76%
Net interest margin (3)	2.97%
Management fees (11)	1.46%
Other operating expenses (12)	1.71%

Book value, per share (1)	$18.49
Undistributed taxable income, per share (13)	$1.99
Dividend, per share	$0.475

*	Excludes $101.3 million of repurchase agreements associated with U.S. Treasury positions.

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2016 (2):

($ in millions)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
30-Year Fixed Rate	$807.1	$33.9	$841.0	$863.6	2.9%
Fixed Rate CMO	67.5	0.5	68.0	70.0	2.8%
Hybrid ARM	217.2	(2.3)	214.9	224.4	2.8%
Inverse Interest Only and Interest Only	444.0	(400.8)	43.2	41.2	6.1%
Credit Investments:
Residential Investments	1,840.1	(674.6)	1,165.5	1,186.8	5.8%
Commercial Investments	2,778.2	(2,487.4)	290.8	292.4	7.5%
ABS	71.2	(0.4)	70.8	70.5	5.5%

Total	$6,225.3	$(3,531.1)	$2,694.2	$2,748.9	4.7%

As of September 30, 2016, the weighted average yield on the Company’s investment portfolio was 4.73% and its weighted average cost of funds was 1.76%. This resulted in a net interest margin of 2.97% as of September 30, 2016. (3)

We recognized net realized gains of $9.6 million during the quarter ended September 30, 2016. We sold certain real estate securities and loans, realizing a net gain of $9.9 million and $3.4 million, respectively. In addition, we recognized a $0.3 million gain on loans transferred to Other assets and a $0.3 million gain on the sale of Other assets. We also recognized $0.4 million of realized gains due to the settlement of TBAs, $3.7 million of realized loss due to the settlement of certain derivatives and other instruments, and $1.0 million of realized loss due to OTTI charges on certain securities.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a de minimis retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 2.9% as of September 30, 2016, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into financing arrangements with 38 counterparties, under which it had debt outstanding with 22 counterparties as of September 30, 2016. The weighted average funding cost was 0.8% for Agency RMBS and 2.2% for Credit Investments. The investment portfolio is financed with repurchase agreements as of September 30, 2016 as summarized below:

($ in thousands)
Original Maturities:*	Amount Outstanding	WA Funding Cost	WA Days to Maturity**	% Outstanding
Overnight	$47,908	1.0%	3	2.2%
30 Days or Less	1,535,999	1.4%	14	71.9%
31-60 Days	169,719	1.5%	40	7.9%
61-90 Days	84,788	2.4%	78	4.0%
Greater than 90 Days	298,133	2.1%	428	14.0%

Total / Weighted Average	$2,136,547	1.5%	76	100.0%

*	Numbers in table above do not include securitized debt of $24.4 million, loan participation payable of $1.8 million or repurchase agreements associated with U.S. Treasury positions of $101.3 million.
**	Our weighted average original days to maturity is 194 days.

The Company’s hedge portfolio as of September 30, 2016 is summarized as follows:

($ in thousands)
Notional
Interest Rate Swaps	$369,000
U.S. Treasuries, net	(55,000)
Treasury Futures, net	(17,500)

Total	$296,500

The Company’s interest rate swaps as of September 30, 2016 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay-Fixed Rate	Weighted Average Receive-Variable Rate*	Weighted Average Years to Maturity
2017	$36,000	0.88%	0.76%	1.09
2019	50,000	1.29%	0.75%	3.08
2020	115,000	1.59%	0.78%	3.45
2022	53,000	1.69%	0.83%	5.94
2023	85,000	2.30%	0.84%	6.68
2025	30,000	2.48%	0.84%	8.68

Total/Wtd Avg	$369,000	1.73%	0.80%	4.70

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of September 30, 2016, the Company had undistributed taxable income of approximately $1.99 per share. (13)

DIVIDEND

On September 12, 2016, the Company’s board of directors declared a third quarter dividend of $0.475 per share of common stock that was paid on October 31, 2016 to stockholders of record as of September 23, 2016.

On August 15, 2016, the Company’s board of directors declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on September 19, 2016 to stockholders of record as of August 31, 2016.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s third quarter earnings conference call on November 4, 2016 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6107882.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q3 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on December 4, 2016. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6107882.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $26 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate private equity, real estate debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 370 employees, including over 140 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, San Francisco, Germany and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, liquidity and financing, our assets, and regulatory approvals. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/, including its most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of November 3, 2016. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Real estate securities, at fair value:
Agency – $1,102,071,539 and $1,133,899,693 pledged as collateral, respectively	$1,199,231,359	$1,201,441,652
Non-Agency – $1,092,609,522 and $1,157,357,871 pledged as collateral, respectively	1,133,830,479	1,229,811,018
ABS – $70,487,636 and $54,761,837 pledged as collateral, respectively	70,487,636	54,761,837
CMBS – $168,074,743 and $142,852,162 pledged as collateral, respectively	205,351,360	148,948,690
Residential mortgage loans, at fair value -$38,277,613 and $50,686,922 pledged as collateral, respectively	42,647,987	57,080,227
Commercial loans, at fair value – $32,800,000 and $62,800,000 pledged as collateral, respectively	44,800,000	72,800,000
U.S. Treasury securities, at fair value – $101,612,422 and $203,520,859 pledged as collateral, respectively	101,612,422	223,434,922
Investments in debt and equity of affiliates	60,731,735	43,040,191
Excess mortgage servicing rights, at fair value	309,081	425,311
Cash and cash equivalents	46,039,491	46,253,291
Restricted cash	37,304,988	32,200,558
Interest receivable	8,870,489	11,154,785
Receivable on unsettled trades – $281,824 and $0 pledged as collateral, respectively	282,636	—
Receivable under reverse repurchase agreements	45,963,750	—
Derivative assets, at fair value	422,695	1,755,467
Other assets	7,342,446	16,064,115
Due from broker	2,865,045	24,904,168

Total Assets	$3,008,093,599	$3,164,076,232

Liabilities
Repurchase agreements	$2,226,363,709	$2,034,963,460
FHLBC advances	—	396,894,000
Securitized debt, at fair value	24,350,515	30,046,861
Loan participation payable, at fair value	1,800,000	—
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	45,026,484	—
Payable on unsettled trades	—	1,198,587
Interest payable	2,941,051	2,731,846
Derivative liabilities, at fair value	13,798,244	6,863,770
Dividend payable	13,156,669	13,496,139
Due to affiliates	4,587,497	4,407,051
Accrued expenses	1,441,208	2,074,628
Taxes payable	1,192,883	1,714,716
Due to broker	62,774	2,740,461

Total Liabilities	2,334,721,034	2,497,131,519

Stockholders’ Equity
Preferred stock – $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233

Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 27,698,250 and 28,286,210 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	276,983	282,863
Additional paid-in capital	576,165,681	584,581,995
Retained earnings/(deficit)	(64,284,104)	(79,134,150)

Total Stockholders’ Equity	673,372,565	666,944,713

Total Liabilities & Stockholders’ Equity	$3,008,093,599	$3,164,076,232

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Net Interest Income
Interest income	$30,573,134	$33,506,151
Interest expense	8,525,365	8,506,994

	22,047,769	24,999,157

Other Income
Net realized gain/(loss)	9,578,488	(4,710,086)
Realized loss on periodic interest settlements of derivative instruments, net	(1,034,251)	(3,340,497)
Unrealized gain/(loss) on real estate securities and loans, net	13,461,216	7,238,103
Unrealized gain/(loss) on derivative and other instruments, net	6,961,061	(19,523,287)
Other income	341,345	13,425

	29,307,859	(20,322,342)

Expenses
Management fee to affiliate	2,451,387	2,481,816
Other operating expenses	2,870,662	3,390,191
Servicing fees	121,806	188,424
Equity based compensation to affiliate	75,774	51,069
Excise tax	238,167	375,000

	5,757,796	6,486,500

Income/(loss) before equity in earnings/(loss) from affiliates	45,597,832	(1,809,685)
Equity in earnings/(loss) from affiliates	534,133	1,512,037

Net Income/(Loss)	46,131,965	(297,648)

Dividends on preferred stock	3,367,354	3,367,354
Net Income/(Loss) Available to Common Stockholders	$42,764,611	$(3,665,002)

Earnings/(Loss) Per Share of Common Stock
Basic	$1.54	$(0.13)
Diluted	$1.54	$(0.13)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	27,802,124	28,410,937
Diluted	27,804,154	28,410,937

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with the Company’s GAAP financials, provides supplemental information useful for investors in evaluating the results of the Company’s operations. The Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as net income excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent.

A reconciliation of GAAP net income to Core Earnings for the three months ended September 30, 2016 and the three months ended September 30, 2015 is set forth below:

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Net Income/(loss) available to common stockholders	$42,764,611	$(3,665,002)
Add (Deduct):
Net realized (gain)/loss	(9,578,488)	4,710,086
Drop income	129,883	—
Equity in (earnings)/loss from affiliates	(534,133)	(1,512,037)
Net interest income and expenses from equity method investments*	1,653,043	1,202,923
Unrealized (gain)/loss on real estate securities and loans, net	(13,461,216)	(7,238,103)
Unrealized (gain)/loss on derivative and other instruments, net	(6,961,061)	19,523,287

Core Earnings	$14,012,639	$13,021,154

Core Earnings, per Diluted Share	$0.50	$0.46

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)	Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either Repurchase agreements, Securitized debt, or Loan participations payable. Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (16) on further details on AG Arc LLC.

(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. Net interest margin also excludes any net TBA position.

(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Residential Investments, Commercial Investments, and ABS, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (2) for more information on the GAAP accounting for certain items included in our investment portfolio. The percentage of Agency RMBS and Credit Investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as Credit Investments, by the total investment portfolio, exclusive of AG Arc LLC.

(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(7)	“At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter end as of September 30, 2016. See footnote (14) for further details on our definition of total financing.

(8)	The economic return on equity for the quarter represents the change in net book value per share from prior period, plus the dividend declared in the current period, divided by prior period’s net book value per share. The annualized economic return on equity is the quarterly return on equity multiplied by four.

(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.

(10)	The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on total financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements, securitized debt outstanding and loan participations payable outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(11)	The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13)	This estimate of undistributed taxable income per common share represents the total estimated undistributed taxable income as of quarter end. Undistributed taxable income is based on current estimates and projections as certain amounts are not available until after year end. As a result, the actual amount is not finalized until we file our annual tax return, typically in September of the following year.

(14)	Total financing at quarter end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt, loan participations payable and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries. See footnote (16) for further details on AG Arc LLC.

(15)	Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.

(16)	The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.

(17)	The acquisition of Agency RMBS pools through taking delivery of TBA purchases results in an investor generally receiving pools with the most unfavorable prepayment characteristics available. As a result, many investors who hold their Agency MBS exposure in pools choose to select those pools individually based on specific, more favorable prepayment characteristics. Due to the more favorable prepayment profile of these securities versus what would be delivered into a TBA purchase, they trade at a price spread above TBA pricing. This price spread is referred to as a pool’s “payup” over TBA, and is determined by a variety of both fundamental and technical factors.